Exhibit (h)(14)

AMENDMENT TO

AMENDED AND RESTATED

EXPENSE LIMITATION AGREEMENT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

February 23, 2010

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

Dear Sirs:

PIMCO Funds (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO”) have entered into an Amended and Restated Expense Limitation Agreement, dated February 23, 2009 (the “Agreement”). This will confirm that Paragraph 10 of the Agreement is replaced in its entirety as follows:

10.	This amended and restated Agreement shall become effective on February 23, 2009, shall have an initial term with respect to each Expense Limited Fund as provided in Schedule A, and shall apply for each 12 month period thereafter so long as it is in effect. Thereafter, this Agreement shall automatically renew for one-year terms unless PIMCO provides written notice to the Trust at the above address of the termination of this Agreement, which notice shall be received by the Trust at least 30 days prior to the end of the then-current term. In addition, this Agreement shall terminate upon termination of the Supervision and Administration Agreement, or it may be terminated by the Trust, without payment of any penalty, upon 90 days’ prior written notice to PIMCO at its principal place of business.

If the foregoing correctly sets forth the agreement between the Trust and PIMCO, please so indicate by signing and returning to the Trust the enclosed copy hereof

Very truly yours,

PIMCO FUNDS

By:	/s/ Peter G. Strelow
Name:	Peter G. Strelow
Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:	/s/ Brent R. Harris
Name:	Brent R. Harris
Title:	Managing Director

Schedule A

Dated:	February 23, 2009
Revised:	February 23, 2010

Expense Limited Fund	End of Initial Term
PIMCO All Asset Fund	July 31, 2010
PIMCO All Asset All Authority Fund	July 31, 2010
PIMCO California Intermediate Municipal Bond Fund	July 31, 2010
PIMCO California Short Duration Municipal Income Fund	July 31, 2010
PIMCO Commercial Mortgage Securities Fund	July 31, 2010
PIMCO CommoditiesPLUS Short Strategy Fund	July 31, 2011
PIMCO CommoditiesPLUS Strategy Fund	July 31, 2011
PIMCO CommodityRealReturn Strategy Fund	July 31, 2010
PIMCO Convertible Fund	July 31, 2010
PIMCO Developing Local Market Fund	July 31, 2010
PIMCO Diversified Income Fund	July 31, 2010
PIMCO EM Fundamental IndexPLUS TR Strategy Fund	July 31, 2010
PIMCO Emerging Local Bond Funds	July 31, 2010
PIMCO Emerging Markets and Infrastructure Bond Fund	July 31, 2010
PIMCO Emerging Markets Bond Fund	July 31, 2010
PIMCO Extended Duration Fund	July 31, 2010
PIMCO Floating Income Fund	July 31, 2010
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	July 31, 2010
PIMCO Foreign Bond Fund (Unhedged)	July 31, 2010
PIMCO Fundamental Advantage Total Return Strategy Fund	July 31, 2010
PIMCO Fundamental IndexPLUS Fund	July 31, 2010
PIMCO Fundamental IndexPLUS TR Fund	July 31, 2010
PIMCO Global Advantage Strategy Bond Fund	July 31, 2010
PIMCO Global Bond Fund (Unhedged)	July 31, 2010
PIMCO Global Bond Fund (U.S. Dollar Hedged)	July 31, 2010
PIMCO Global Multi-Asset Fund	July 31, 2010
PIMCO GNMA Fund	July 31, 2010
PIMCO Government Money Market Fund	July 31, 2010
PIMCO High Yield Fund	July 31, 2010
PIMCO High Yield Municipal Bond Fund	July 31, 2010
PIMCO Income Fund	July 31, 2010
PIMCO International StocksPLUS TR Strategy Fund (U.S. Dollar Hedged)	July 31, 2010
PIMCO International StocksPLUS TR Strategy (Unhedged)	July 31, 2010
PIMCO Investment Grade Corporate Bond Fund	July 31, 2010
PIMCO Liquid Assets Fund	July 31, 2010
PIMCO Loan Obligation Fund	July 31, 2010

PIMCO Long Duration Fund	July 31, 2010
PIMCO Long Duration Total Return Fund	July 31, 2010
PIMCO Long-Term Credit Fund	July 31, 2010
PIMCO Low Duration Fund	July 31, 2010
PIMCO Low Duration Fund II	July 31, 2010
PIMCO Low Duration Fund III	July 31, 2010
PIMCO Moderation Duration Fund	July 31, 2010
PIMCO Money Market Fund	July 31, 2010
PIMCO Mortgage-Backed Securities Fund	July 31, 2010
PIMCO Municipal Bond Fund	July 31, 2010
PIMCO MuniGO Fund	July 31, 2010
PIMCO New York Municipal Bond Fund	July 31, 2010
PIMCO Real Income 2019 Fund	July 31, 2011
PIMCO Real Income 2029 Fund	July 31, 2011
PIMCO Real Return Fund	July 31, 2010
PIMCO Real Return Asset Fund	July 31, 2010
PIMCO RealEstateRealReturn Strategy Fund	July 31, 2010
PIMCO RealRetirement 2010 Fund	July 31, 2010
PIMCO RealRetirement 2020 Fund	July 31, 2010
PIMCO RealRetirement 2030 Fund	July 31, 2010
PIMCO RealRetirement 2040 Fund	July 31, 2010
PIMCO RealRetirement 2050 Fund	July 31, 2010
PIMCO Short Duration Municipal Income Fund	July 31, 2010
PIMCO Short-Term Fund	July 31, 2010
PIMCO Small Cap StocksPLUS TR Fund	July 31, 2010
PIMCO StocksPLUS Fund	July 31, 2010
PIMCO StocksPLUS Long Duration Fund	July 31, 2010
PIMCO StocksPLUS Municipal-Backed Fund	July 31, 2010
PIMCO StocksPLUS TR Short Strategy Fund	July 31, 2010
PIMCO StocksPLUS Total Return Fund	July 31, 2010
PIMCO Tax Managed Real Return Fund	July 31, 2011
PIMCO Total Return Fund	July 31, 2010
PIMCO Total Return Fund II	July 31, 2010
PIMCO Total Return Fund III	July 31, 2010
PIMCO Treasury Money Market Fund	July 31, 2010
PIMCO Unconstrained Bond Fund	July 31, 2010
PIMCO Unconstrained Tax Managed Bond Fund	July 31, 2010

Schedule B

Dated:	February 23, 2009
Revised:	February 23, 2010

Expense Limited Fund	End of Initial Term
PIMCO Asset-Backed Securities Portfolio	July 31, 2010
PIMCO Asset-Backed Securities Portfolio II	July 31, 2010
PIMCO Developing Local Markets Portfolio	July 31, 2010
PIMCO Emerging Markets Portfolio	July 31, 2010
PIMCO High Yield Portfolio	July 31, 2010
PIMCO International Portfolio	July 31, 2010
PIMCO Investment Grade Corporate Portfolio	July 31, 2010
PIMCO Long Duration Corporate Bond Portfolio	July 31, 2010
PIMCO Mortgage Portfolio	July 31, 2010
PIMCO Mortgage Portfolio II	July 31, 2010
PIMCO Municipal Sector Portfolio	July 31, 2010
PIMCO Opportunity Portfolio	July 31, 2010
PIMCO Real Return Bond Portfolio	July 31, 2010
PIMCO Short-Term Floating NAY Portfolio II	July 31, 2010
PIMCO Short-Term Portfolio	July 31, 2010
PIMCO U.S. Government Sector Portfolio	July 31, 2010
PIMCO U.S. Government Sector Portfolio II	July 31, 2010